UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020 (June 1, 2020)

 TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2020, the nominating and compensation committees of the board of directors of Takung Art Co., Ltd (the “Company”) nominated and appointed Mrs. Jing Wang as the Company’s new Chief Financial Officer. Also on May 26, 2020, the Company’s board of directors ratified and approved her appointment.

Mrs. Wang’s compensation as Chief Financial Officer is set forth in an employment agreement with the Company dated May 26, 2020. Pursuant to the agreement, Mrs. Wang will receive a monthly salary of RMB 30,000 (approximately $4,207) for her services as Chief Financial Officer. Her term of employment, which begins June 1, 2020, is for one year, with the first three months being her probationary period. Her employment may be terminated at any time during her probationary period and thereafter upon one month’s written notice. Mrs. Wang may terminate her employment at any time for any reason or no reason upon three month’s advance written notice.

Mrs. Wang’s employment is also subject to customary benefits such as paid time off, sickness allowance and other rights and benefits provided under the Hong Kong Employment Ordinance, Minimum Wage Ordinance, Mandatory Provident Fund Schemes Ordinance , Employee’s Compensation Ordinance and other relevant applicable People’s Republic of China rules and regulations, as the case may be.

Mrs. Wang, age 34, was a management associate with the Shanghai Songjiang Economic and Technology Development Company Limited from 2009 through 2011 and has held the position of financial controller from 2012 through 2019 at the Ministry of Commerce of the People's Republic of China’s Block Chain Division. Mrs. Wang graduated with a Bachelor degree in Business Administration from South East University of China in 2008.

There is no family relationship between Mrs. Wang and any of our other officers and directors. Except for the employment agreement described below, Mrs. Wang has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the employment agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the employment agreement attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Agreement between Mrs. JingWang and Takung Art Co., Ltd dated May 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: June 1, 2020

/s/ Fang Mu
Name: Fang Mu
Title: Chief Executive Officer